Jackson National Life Insurance Company® EARLY REALLOCATION Thank you for choosing Jackson National Life Insurance Company, also referred to as "the Company." This endorsement is made a part of the Contract on the Issue Date. Certain provisions of Your Contract are revised as described below. To the extent any provisions contained in this endorsement are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this endorsement will control. The provisions of Your Contract remain in effect except where modified by this endorsement. Capitalized terms that are not otherwise defined in this endorsement are defined in Your Contract. The Contract is revised as follows: DEFINITIONS EARLY REALLOCATION. The process by which all or a portion of the Interim Value that was the subject of a Performance Lock is reallocated to a new Index Account Option(s) prior to the Premium Allocation Anniversary. EARLY REALLOCATION DATE. The Business Day that Contract Value is allocated to any Index Account Option as part of an Early Reallocation. INDEX ACCOUNT OPTION TERM. The time period for which amounts may remain allocated to an Index Account Option. The Index Account Option Term begins on the Premium Allocation Date, Early Reallocation Date or the Premium Allocation Anniversary and ends after the specified number of Premium Years plus any applicable Term Adjustment. PERFORMANCE LOCK. A contract feature that permits the transfer of some or all of the Interim Value out of an Index Account Option prior to the end of the Index Account Option Term. PERFORMANCE LOCK DATE. The Business Day the Interim Value is removed from an Index Account Option as part of a Performance Lock. PREMIUM ALLOCATION DATE. The Business Day that initial or subsequent Premium is allocated to the 1-year Fixed Account Option or any Index Account Option. The Premium Allocation Date for any Continuation Adjustment will be the Contract Issue Date. ICC26 7851 1 ENDORSEMENT

TERM ADJUSTMENT. An adjustment adding extra time to an Index Account Term in connection with an Early Reallocation. The Term Adjustment is equal to the number of calendar days between the Early Reallocation Date and the corresponding Index Account Option's next Premium Allocation Anniversary. The Term Adjustment applies only if there is an Early Reallocation. CONTRACT OPTION PROVISIONS TRANSFERS. A request for a transfer must be received in Good Order at the Company's Customer Care Center prior to the close of business on the effective date of the transfer. Performance Lock Transfers. Prior to the Index Account Option Term Anniversary, You may elect to transfer the full or partial Interim Value out of an Index Account Option by requesting a Performance Lock subject to the following: 1. To execute a Performance Lock, You must specify the Index Account Option from which to execute the Performance Lock. 2. Performance Lock may not be available with all Crediting Methods. See the Crediting Method Endorsements for details. 3. Performance Locks may be executed for the full or partial Interim Value of a given Index Account Option. 4. For each Index Account Option, a Performance Lock for a partial Interim Value amount can be used once within each Premium Year. However, a Performance Lock for the full Interim Value in the Index Account Option can be requested at any time. 5. At the time of Performance Lock, the Interim Value transferred out of an Index Account Option will be equal to the Interim Value You request to Performance Lock after the request is received in Good Order at the Company's Customer Care Center. 6. The Interim Value subject to the Performance Lock will be transferred to the Performance Lock Holding Account unless a simultaneous request for Early Reallocation is received. Performance Lock Holding Account Transfers. Transfers into the Performance Lock Holding Account are only allowed in connection with a Performance Lock. Unless a simultaneous request for Early Reallocation is received, the Interim Value that is the subject of a Performance Lock will be transferred to the Performance Lock Holding Account on the Performance Lock Date and will receive the current interest rate declared for amounts in the Performance Lock Holding Account as of the Performance Lock Date. This interest rate will be guaranteed until the next Premium Allocation Anniversary of the Index Account Option on which the Performance Lock was executed for as long as the amounts remain in the Performance Lock Holding Account. Amounts transferred into the Performance Lock Holding Account as part of a Performance Lock will remain in the Performance Lock Holding Account until the earlier of 1) the next Premium Allocation Anniversary of the Index Account Option on which the Performance Lock was executed, or 2) the Early Reallocation Date if Early Reallocation is elected. ICC26 7851 2

On the Premium Allocation Anniversary of the Index Account Option on which the Performance Lock was executed, any Fixed Account Value in the Performance Lock Holding Account associated with that Index Account Option will be automatically transferred out of the Performance Lock Holding Account. If no other instructions are provided by You, Performance Lock Holding Account value from a Performance Lock, including interest, will be allocated to a new Index Account Option with the same Index Account Option Term, Index, Crediting Method, and Index Adjustment Factors as the Index Account Option on which the Performance Lock was executed, if it is available and does not extend beyond the LID. Early Reallocation. You may request an Early Reallocation to transfer all or a portion of the Interim Value that was subject of a Performance Lock into a new Index Account Option. Such request may be made 1) simultaneously with a Performance Lock on the Performance Lock Date, or 2) on any Business Day prior to the thirty (30) calendar days before the Premium Allocation Anniversary of the Index Account Option on which the Performance Lock was executed. Early Reallocations may not be elected during the thirty (30) calendar days before the Premium Allocation Anniversary associated with the funds. Amounts transferred as part of an Early Reallocation will be subject to a Term Adjustment, as defined by this endorsement. There is a limit of twelve (12) Early Reallocation Dates each Contract Year. There is no limit to the number of Early Reallocation transfers on each of these twelve (12) Early Reallocation Dates. The Company reserves the right to refuse transfers at any time, in accordance with applicable laws and regulations, on a non-discriminatory basis. Once the limit of twelve (12) Early Reallocation Dates has been reached in a Contract Year, any Interim Value that is the subject of previously executed Performance Locks or additional Performance Lock elections during that Contract Year will be held in the Performance Lock Holding Account until the earlier of 1) the next Premium Allocation Anniversary or 2) the start of the next Contract Year, when Early Reallocations are again available. Any amount subject to an Early Reallocation request will be allocated according to instructions You provide. Instructions You provide at the time of an Early Reallocation will not change the most recent instructions for transfers on an Index Account Option Term Anniversary currently on file for Your Contract. Term Adjustment. At the time of an Early Reallocation, a Term Adjustment will be added to Your new Index Account Option Term. The Term Adjustment is equal to the number of calendar days between the Early Reallocation Date and corresponding Index Account Option's immediate next Premium Allocation Anniversary. This Term Adjustment will result in a new Index Account Option Term duration that is longer than the elected Index Account Option Term duration by the length of the Term Adjustment. This endorsement will terminate upon the termination of the Contract. ICC26 7851 3 President Signed for the Jackson National Life Insurance Company